ACTION BY UNANIMOUS CONSENT OF

THE BOARD OF DIRECTORS OF

WIZZARD SOFTWARE CORPORATION

The undersigned, constituting all of the duly elected and incumbent directors of Wizzard Software Corporation, a Colorado corporation (the "Company"), acting pursuant to Section 7-108-202 of the Colorado Corporations and Associations Act, do hereby unanimously adopt the following resolutions, effective the latest date hereof, unless indicated otherwise herein:

Recitals

Whereas, the Company desires to adopt a 2008 Stock Option Plan (the "2008 Plan"), a copy of which is attached hereto as Exhibit "A," which is intended to promote the interests of the Company by providing eligible persons with the opportunity to acquire or increase their proprietary interest in the Corporation as compensation for services rendered and/or as an incentive for them to remain in the Service of the Corporation; and

Whereas, the Company deems it advisable to issue shares of its common stock to those persons that participate in the 2008 Plan (the "Plan Participants").

NOW, THEREFORE, be it RESOLVED, that the Company does hereby adopt, ratify and approve the 2008 Plan and authorizes the issuance of 200,000 shares under the 2008 Plan,

effective January 17, 2008;

FURTHER, RESOLVED, that the shares to be issued pursuant to the 2008 Plan be issued pursuant to an S-8 Registration Statement to be prepared and filed by Branden T. Burningham, Esq. and that the principal executive offices of the Company be the address for service under the 2008 Plan, and that the Company's President or his successor be the agent of the Company for all such purposes;

FURTHER, RESOLVED, that Mr. Burningham will provide to us for each 2008 Plan Participant a copy of a Summary of the Securities Act Release No. 33-7646, dated February 26, 1999, regarding registration of securities on Form S-8, a copy of which is attached hereto as Exhibit "B;"

FURTHER, RESOLVED, that on issuance (or payment of the option price, as applicable), such shares be deemed fully paid and non-assessable; and

FURTHER, RESOLVED, that until resolved otherwise, the Primary Committee to administer the 2008 Plan shall be comprised of our current Board of Directors who are Christopher J. Spencer, Douglas Polinsky, J. Gregory Smith, Denis Yevstifeyev and David Mansueto.

Dated: January 17, 2008

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Christopher J. Spencer

Dated: January 17, 2008

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Douglas Polinsky

Dated: January 17, 2008

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J. Gregory Smith

Dated: January 17, 2008

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David Mansueto

Dated: January 17, 2008

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Denis Yevstifeyev